Exhibit 99.1

Contacts
Analyst:	Robert Lentz	Media:	Scott Griffin
	614-876-2000		740-657-6516

Greif Reports Third Quarter 2014 Results

•	Net sales for the third quarter 2014 increased 2.8 percent compared to third quarter 2013

•	Gross margin decreased 0.5 percent from $217.3 million to $216.3 million and declined as a percentage of sales from 19.2 percent of sales to 18.6 percent of sales primarily driven by gross margin declines in the Flexible Products & Services segment

•	Quarterly results negatively impacted by $15.4 million of asset impairment charges, $4.2 million of restructuring costs, the non-cash loss on the sale of a business of $9.1 million and an increase in SG&A expenses of $11.2 million

•	EBITDA[1] of $97.0 million in third quarter 2014 compared to $132.2 million in third quarter 2013

•	Diluted Class A earnings per share attributable to Greif, Inc. of $0.21 and $1.32 for the third quarter and the first nine months 2014, respectively, compared to $0.80 and $1.89 for the third quarter and the first nine months 2013

•	Tax rate for the quarter negatively impacted by a shift in global earnings mix to countries with higher tax rates, the tax effect of non-cash losses from the sale of a business, the forecasted tax effect of planned sales of an asset groups due to non-cash allocations of goodwill and $3.5 million of discrete tax items

•	Earnings per share guidance for fiscal year 2014 revised to $1.98 to $2.08 per Class A share, excluding timberland gains and further impairment charges

DELAWARE, Ohio (August 27, 2014) – Greif, Inc. (NYSE: GEF, GEF.B), a global leader in industrial packaging products and services, today announced results for its third quarter, which ended July 31, 2014:

David B. Fischer, president and chief executive officer, stated “While the impact of a slow motion global recovery continued, as discussed previously, certain parts of our business portfolio are not meeting our expectations; therefore, we are implementing initiatives to improve our fundamental performance. During the third quarter we took several actions consistent with our strategy that addressed loss makers and involved non-cash impairment charges and restructuring charges which impacted our results. Our focus on increasing cash flow enabled us to reduce debt outstanding by approximately $62 million during the third quarter. We will continue to aggressively implement plans in the fourth quarter to strengthen our business portfolio.”

Consolidated Results

Net sales were $1,161.1 million for the third quarter of 2014 compared with $1,129.7 million for the third quarter of 2013. The 2.8 percent increase in net sales was primarily due to the impact of a 3.0 percent increase in selling prices partially offset by a negative 0.2 percent impact from foreign currency translation. The higher selling prices were consistent across our Rigid Industrial Packaging & Services, Flexible Products & Services and Paper Packaging segments. Although consolidated volumes remained flat, volumes increased 3.3 percent in Europe and 4.3 percent in North America and decreased 6.2 percent in Latin America within the Rigid Industrial Packaging & Services segment and decreased 8.3 percent within the Flexible Products & Services segment compared to a year ago.

Gross profit was $216.3 million for the third quarter of 2014 compared with $217.3 million for the third quarter of 2013. Improvements in the Rigid Industrial Packaging & Services and Paper Packaging segments were offset by declines in the Flexible Products & Services and Land Management segments. Gross profit margin was 18.6 percent for the third quarter of 2014 compared to 19.2 percent for the third quarter of 2013.

SG&A expenses increased 9.5 percent to $129.4 million for the third quarter of 2014 from $118.2 million for the third quarter of 2013 primarily due to higher amortization expenses related to intangible assets, higher professional fees, increased bad debt expense in the Paper Packaging segment and further scalable business platform expenses. SG&A expenses were 11.1 percent of net sales for the third quarter of 2014 compared with 10.5 percent of net sales for the third quarter of 2013.

[1]	EBITDA is defined as net income plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated subsidiaries, net of tax plus depreciation, depletion and amortization.

Note: A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release.

Restructuring charges were $4.2 million for the third quarter of 2014 compared with $1.9 million for the third quarter of 2013. Current year charges were primarily related to employee separation costs in the Flexible Products & Services and Rigid Industrial Packaging & Services segments.

Operating profit was $59.6 million for the third quarter of 2014 compared with $96.7 million for the third quarter of 2013. The $37.1 million decrease consisted of a $20.4 million decrease in the Rigid Industrial Packaging & Services segment, a $12.9 million decrease in the Flexible Products & Services segment, a $2.8 million decrease in the Paper Packaging segment, and a $1.0 million decrease in the Land Management segment. Factors contributing to the $37.1 million decrease were $15.4 million of asset impairment charges, a $9.1 million non-cash loss on the sale of a business resulting from the allocation of segment level goodwill to this business, a $2.3 million increase in restructuring charges and the $11.2 million increase in SG&A expenses discussed above, partially offset by a slight gain from the increase in selling prices discussed above. Operating profit before special items2 was $79.6 million for the third quarter of 2014 compared with $101.0 million for the third quarter of 2013.

EBITDA was $97.0 million for the third quarter of 2014 compared with $132.2 million for the third quarter of 2013. The $35.2 million decrease was primarily due to the factors previously described that impacted operating profit. EBITDA before special items2 was $117.0 million for the third quarter of 2014 versus $136.5 million for the third quarter of 2013. Depreciation, depletion and amortization expense was $38.8 million for the third quarter of 2014 compared with $39.5 million for the third quarter of 2013.

Cash provided by operating activities was $76.9 million for the third quarter of 2014 compared with $79.7 million for the third quarter of 2013. Free cash flow3 was $56.5 million for the third quarter of 2014 compared with free cash flow of $58.5 million for the third quarter of 2013.

Interest expense, net, was $20.7 million for the third quarter of 2014 compared with $19.2 million for the third quarter of 2013. The increase was the result of higher average debt outstanding primarily resulting from two acquisitions completed in the first quarter of 2014, offset by lower average interest rates due to refinancing activities in certain countries.

Income tax expense was $28.2 million for the third quarter of 2014 compared with $25.9 million for the third quarter of 2013. The company’s effective tax rate was 75.2 percent for the third quarter of 2014 versus 35.2 percent for the third quarter of 2013. The higher third quarter 2014 effective tax rate reflects the impact of the following: a shift in global earnings mix to countries with higher tax rates; the tax effect of a non-cash loss from the sale of a business; the forecasted tax effect of a $21.5 million allocation of goodwill reducing the book gain on a planned sale of an asset group within the Flexible Products & Services segment classified as held for sale; and the impact of a $3.5 million discrete tax expense. The discrete tax expense is a net amount mainly consisting of a $7.0 million expense related to the increase in valuation allowances for international subsidiaries and a benefit of $3.0 million related to the return to provision adjustments for international subsidiaries.

Net income attributable to Greif, Inc. was $12.2 million, or $0.21 per diluted Class A share and $0.31 per diluted Class B share, for the third quarter of 2014 versus net income attributable to Greif, Inc. of $46.7 million, or $0.80 per diluted Class A share and $1.20 per diluted Class B share, for the third quarter of 2013.

Segment Results

Rigid Industrial Packaging & Services

Net sales increased 3.2 percent to $827.7 million for the third quarter of 2014 compared with $802.2 million for the third quarter of 2013. The increase in net sales was attributable to product mix, volume improvements in Europe and North America, which were partially offset by volume decreases in Latin America and Asia Pacific, and a 3.0 percent increase in selling prices, which was partially attributable to the contractual pass-through of higher resin costs. The impact of foreign currency translation was a negative 0.6 percent compared with the third quarter of 2013.

[2]	A summary of all special items that are included in operating profit before special items and in EBITDA before special items is set forth in the Selected Financial highlights table following the Company Outlook in this release
[3]	Free cash flow is defined as net cash provided by operating activities less capital expenditures and timberland purchases plus proceeds from sales of properties, plants, equipment, businesses, timberland and other assets.

Gross profit was $152.4 million for the third quarter of 2014 compared with $149.5 million for the third quarter of 2013. The increase in gross profit was due to product mix and higher selling prices. Gross profit margin decreased slightly to 18.4 percent for the third quarter of 2014 from 18.6 percent for the third quarter of 2013 due to higher costs.

Operating profit was $41.3 million for the third quarter of 2014 compared with $61.7 million for the third quarter of 2013. The $20.4 million decrease from the third quarter of 2013 was due to a $9.1 million non-cash loss on the sale of a business, increases in SG&A expenses of $6.0 million primarily due to higher amortization expenses related to intangible assets, increases in asset impairment charges of $5.3 million, increases of restructuring costs of $1.1 million and higher professional fees. Operating profit before special items was $51.9 million for the third quarter of 2014 versus $65.6 million for the third quarter of 2013.

EBITDA was $67.6 million for the third quarter of 2014 compared with $86.3 million for the third quarter of 2013. This decrease was due to the same factors that impacted the decrease in operating profit. EBITDA before special items was $78.2 million for the third quarter of 2014 compared with $90.2 million for the third quarter of 2013. Depreciation, depletion and amortization expense was $26.8 million for the third quarter of 2014 compared with $26.7 million for the third quarter of 2013.

Paper Packaging

Net sales increased 4.5 percent to $217.7 million for the third quarter of 2014 compared with $208.4 million for the third quarter of 2013. The increase was attributable to higher selling prices partially realized as a result of the pass-through of a previous containerboard price increase and increasing sales of specialty products, as well as increased volumes in certain products.

Gross profit was $44.7 million for the third quarter of 2014 compared with $44.1 million for the third quarter of 2013 as a result of the same factors that impacted the segment’s net sales offset by higher transportation costs. Gross profit margin decreased to 20.5 percent for the third quarter of 2014 from 21.2 percent for the third quarter of 2013.

Operating profit and operating profit before special items were $27.9 million for the third quarter of 2014 compared with $30.7 million for the third quarter of 2013. The decrease was due to increased bad debt expense which was partially offset by the same factors that impacted gross profit described above.

EBITDA and EBITDA before special items were $35.2 million for the third quarter of 2014 compared with $38.0 million for the third quarter of 2013. This decrease was due to the same factors that impacted the segment’s operating profit. Depreciation, depletion and amortization expense was $7.3 million for the third quarter of 2014 and the third quarter of 2013.

Flexible Products & Services

Net sales decreased 2.9 percent to $107.3 million for the third quarter of 2014 compared with $110.5 million for the third quarter of 2013. The decrease in net sales was attributable to volume decreases of 8.3 percent due to lost sales related to the continuing impact of the occupation of our manufacturing facility in Turkey during the second quarter of 2014 and product mix offset by price increases of 3.4 percent. The impact of foreign currency translation for the third quarter of 2014 was a positive 1.9 percent compared with the third quarter of 2013.

Gross profit was $15.4 million for the third quarter of 2014 compared with $19.4 million for the third quarter of 2013. The decrease in gross profit was primarily due to the continuing impact of the occupation of our manufacturing facility in Turkey, during the second quarter of 2014, which has resulted in higher costs incurred to find alternative supply sources to satisfy customers. Gross profit margin decreased to 14.4 percent for the third quarter of 2014 from 17.6 percent for the third quarter of 2013.

Operating loss was $12.9 million for the third quarter of 2014 compared with nominal operating income for the third quarter of 2013 due to the factors that impacted the segment’s gross margin discussed above as well as increases in restructuring costs of $1.2 million and in asset impairment charges of $7.8 million. Operating loss before special items was $3.5 million for the third quarter of 2014 compared with operating profit before special items of $0.4 million for the third quarter of 2013.

EBITDA was negative $10.5 million for the third quarter of 2014 compared with $2.1 million for the third quarter of 2013. This decrease was due to the same factors that impacted the segment’s operating profit. EBITDA before special items was negative $1.1 million for the third quarter of 2014 compared with $2.5 million for the third quarter of 2013. Depreciation, depletion and amortization expense was $3.3 million for the third quarter of 2014 compared with $4.0 million for the third quarter of 2013.

Land Management

Net sales decreased 2.3 percent to $8.4 million for the third quarter of 2014 compared with $8.6 million for the third quarter of 2013. The decrease was due to lower planned timber sales in the third quarter of 2014.

Operating profit and operating profit before special items decreased to $3.3 million for the third quarter of 2014 from $4.3 million for the third quarter of 2013. Special use property disposals included in operating profit were $0.2 million for the third quarter of 2014 compared with $0.4 million for the third quarter of 2013.

EBITDA and EBITDA before special items were $4.7 million for the third quarter of 2014 compared with $5.8 million for the third quarter of 2013. This decrease was primarily due to the same factors that impacted the segment’s operating profit. Depreciation, depletion and amortization expense was $1.4 million for the third quarter of 2014 compared with $1.5 million for the third quarter of 2013.

Other Financial Information

Long-term debt was $1,228.9 million at July 31, 2014 compared with $1,207.2 million at Oct. 31, 2013 and $1,240.8 million at July 31, 2013. The increase in long-term debt was partially attributable to the funding of two acquisitions completed in the first quarter of 2014, offset by the application of the proceeds from the sale of a business in the Rigid Industrial Packaging & Services segment.

Capital expenditures were $54.0 million for the third quarter of 2014 compared with $27.1 million for third quarter of 2013. There were $22.3 million in timberland purchases for the third quarter of 2014 compared with no timberland purchases for the third quarter of 2013. Depreciation, depletion and amortization expense was $38.8 million for the third quarter of 2014 compared with $39.5 million for the third quarter of 2013.

On August 26, 2014, the Board of Directors declared quarterly cash dividends of $0.42 per share of Class A Common Stock and $0.63 per share of Class B Common Stock. These dividends are payable on October 1, 2014, to stockholders of record at close of business on September 19, 2014.

Company Outlook

The slow motion global economic recovery is anticipated to continue during the remainder of fiscal 2014, resulting in moderate sales volume improvement and slightly higher raw material costs in certain regions. The Rigid Industrial Packaging segment is anticipated to benefit from moderate volume growth, especially in Europe, and Greif Business System cost savings. In addition to the announced closure of our facility in the Kingdom of Saudi Arabia, additional specific actions will be implemented in the Flexible Products segment during the remainder of 2014 as this business is repositioned for sustainable growth and profitability. During the third quarter, the Company sold a business in the Rigid Industrial Packaging & Service segment and will continue to pursue the sale of select non-core assets and plans to accelerate restructuring actions. Based on these factors, including anticipated gains from the sale of select non-core assets, fiscal 2014 Class A earnings per share guidance is $1.98 to $2.08. This guidance excludes timberland gains of approximately $16.9 million or $0.20 per Class A share and potential future impairment charges.

Selected Financial Highlights

	Three months ended		Nine months ended
	July 31,		July 31,
(Dollars in millions, except share amounts)	2014	2013	2014	2013
Selected Financial Highlights
Net sales	$1,161.1	$1,129.7	$3,296.2	$3,227.2
Operating profit	59.6	96.7	207.4	244.6
Operating profit before special items	79.6	101.0	217.8	252.5
EBITDA	97.0	132.2	319.7	354.6
EBITDA before special items	117.0	136.5	330.1	362.5
Cash provided by operating activities	76.9	79.7	116.8	118.7
Net income attributable to Greif, Inc.	12.2	46.7	77.5	110.5
Diluted Class A earnings per share attributable to Greif, Inc.	0.21	$0.80	1.32	$1.89
Special items
Restructuring charges	$(4.2)	$(1.9)	$(10.5)	$(2.7)
Acquisition-related costs	(0.4)	(0.1)	(1.2)	(0.7)
Debt extinguishment charges	—	—	—	(1.3)
Timberland gains	—	—	16.9	—
Non-cash asset impairment charges	(15.4)	(2.3)	(15.6)	(4.5)

Total special items	(20.0)	(4.3)	(10.4)	(9.2)

Total special items, net of tax	(11.8)	(2.8)	(5.6)	(6.1)

Impact of total Special items, net of tax, on diluted Class A earnings per share attributable to Greif, Inc.	$(0.20)	$(0.04)	$(0.10)	$(0.10)

	July 31, 2014	October 31, 2013
Working capital [4]	$364.8	$292.3
Net working capital [4]	299.8	214.2
Long-term debt	1,228.9	1,207.2
Net debt [5]	1,259.2	1,203.2

Conference Call

The company will host a conference call to discuss the third quarter of 2014 results on August 28, 2014, at 10 a.m. Eastern Time (ET). To participate, domestic callers should call 877-485-3107 and ask for the Greif conference call. The number for international callers is +1 201-689-8427. Phone lines will open at 9:50 a.m. ET. The conference call will also be available through a live webcast, including slides, which can be accessed at www.greif.com in the Investor Center/Conference Calls. A replay of the conference call will be available on the company’s website approximately one hour following the call.

About Greif

Greif is a world leader in industrial packaging products and services. The company produces steel, plastic, fibre, flexible, corrugated and multiwall containers and containerboard, and provides reconditioning, blending, filling and packaging services for a wide range of industries. Greif also manages timber properties in North America. The company is strategically positioned in more than 50 countries to serve global as well as regional customers. Additional information is on the company’s website at www.greif.com.

Forward-Looking Statements

All statements, other than statements of historical facts, included in this news release, including without limitation statements regarding our future financial position, business strategy, budgets, projected costs, goals and plans and objectives of management for future operations, are forward-looking statements within the

[4]	Working capital represents current assets less current liabilities. Net working capital represents working capital less cash and cash equivalents.
[5]	Net debt represents long-term debt plus the current portion of long-term debt plus short-term borrowings less cash and cash equivalents.

meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “believe,” “continue,” “on track” or “target” or the negative thereof or variations thereon or similar terminology. All forward-looking statements made in this news release are based on information currently available to management.

Although we believe that the expectations reflected in forward-looking statements have a reasonable basis, we can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Such risks and uncertainties that might cause a difference include, but are not limited to, the following: (i) the current and future challenging global economy may adversely affect our business, (ii) historically, our business has been sensitive to changes in general economic or business conditions, (iii) our operations are subject to currency exchange and political risks that could adversely affect our results of operations, (iv) the continuing consolidation of our customer base and suppliers may intensify pricing pressure, (v) we operate in highly competitive industries, (vi) our business is sensitive to changes in industry demands, (vii) raw material and energy price fluctuations and shortages may adversely impact our manufacturing operations and costs, (viii) we may encounter difficulties arising from acquisitions, (ix) we may incur additional restructuring costs and there is no guarantee that our efforts to reduce costs will be successful, (x) tax legislation initiatives or challenges to our tax positions may adversely impact our results or condition, (xi) several operations are conducted by joint ventures that we cannot operate solely for our benefit, (xii) our ability to attract, develop and retain talented and qualified employees, managers and executives is critical to our success, (xiii) our business may be adversely impacted by work stoppages and other labor relations matters, (xiv) we may be subject to losses that might not be covered in whole or in part by existing insurance reserves or insurance coverage, (xv) our business depends on the uninterrupted operations of our facilities, systems and business functions, including our information technology and other business systems, (xvi) legislation/regulation related to climate change and environmental and health and safety matters and corporate social responsibility could negatively impact our operations and financial performance, (xvii) product liability claims and other legal proceedings could adversely affect our operations and financial performance, (xviii) we may incur fines or penalties, damage to our reputation or other adverse consequences if our employees, agents or business partners violate, or are alleged to have violated, anti-bribery, competition or other laws, (xix) changing climate conditions may adversely affect our operations and financial performance, (xx) the frequency and volume of our timber and timberland sales will impact our financial performance, (xxi) changes in U.S. generally accepted accounting principles and SEC rules and regulations could materially impact our reported results, and (xxii) if the company fails to maintain an effective system of internal control, the company may not be able to accurately report financial results or prevent fraud. Changes in business results may impact our book tax rates. The risks described above are not all-inclusive, and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. For a detailed discussion of the most significant risks and uncertainties that could cause our actual results to differ materially from those projected, see “Risk Factors” in Part I, Item 1A of our Form 10-K for the year ended Oct. 31, 2013 and our other filings with the Securities and Exchange Commission. All forward-looking statements made in this news release are expressly qualified in their entirety by reference to such risk factors. Except to the limited extent required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GREIF, INC. AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF INCOME

UNAUDITED

(Dollars and shares in millions, except per share amounts)

	Three months ended		Nine months ended
	July 31,		July 31,
	2014	2013	2014	2013
Net sales	$1,161.1	$1,129.7	$3,296.2	$3,227.2
Cost of products sold	944.8	912.4	2,689.1	2,620.6

Gross profit	216.3	217.3	607.1	606.6
Selling, general and administrative expenses	129.4	118.2	386.3	360.9
Restructuring charges	4.2	1.9	10.5	2.7
Timberland gains	—	—	(16.9)	—
Non-cash asset impairment charges	15.4	2.3	15.6	4.5
Gain on disposal of properties, plants and equipment, net	7.7	(1.8)	4.2	(6.1)

Operating profit	59.6	96.7	207.4	244.6
Interest expense, net	20.7	19.2	61.5	62.2
Debt extinguishment charges	—	—	—	1.3
Other expense, net	1.4	4.0	7.5	7.9

Income before income tax expense and equity earnings of unconsolidated affiliates, net	37.5	73.5	138.4	173.2
Income tax expense	28.2	25.9	64.2	58.7
Equity earnings of unconsolidated affiliates, net of tax	0.7	1.2	0.9	1.5

Net income	10.0	48.8	75.1	116.0
Net (income) loss attributable to noncontrolling interests	2.2	(2.1)	2.4	(5.5)

Net income attributable to Greif, Inc.	$12.2	$46.7	$77.5	$110.5

Basic earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	$0.21	$0.80	$1.32	$1.89
Class B Common Stock	$0.31	$1.20	$1.98	$2.83
Diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	$0.21	$0.80	$1.32	$1.89
Class B Common Stock	$0.31	$1.20	$1.98	$2.83
Shares used to calculate basic earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	25.6	25.4	25.5	25.4
Class B Common Stock	22.1	22.1	22.1	22.1
Shares used to calculate diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A Common Stock	25.6	25.5	25.5	25.4
Class B Common Stock	22.1	22.1	22.1	22.1

GREIF, INC. AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(Dollars in millions)

	July 31, 2014	October 31, 2013
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$65.0	$78.1
Trade accounts receivable	526.7	481.9
Inventories	411	375.3
Current portion related party notes receivable	1.9	2.8
Other current assets	230.0	155.9

	1,234.6	1,094.0

LONG-TERM ASSETS
Goodwill	968.5	1,003.5
Intangible assets	169.4	180.8
Related party note receivable	11.3	12.6
Assets held by special purpose entities	50.9	50.9
Other long-term assets	147.7	142.1

	1,347.8	1,389.9

PROPERTIES, PLANTS AND EQUIPMENT	1,369.0	1,398.3

	$3,951.4	$3,882.2

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$448.2	$431.3
Short-term borrowings	77.8	64.1
Current portion of long-term debt	17.5	10.0
Other current liabilities	326.3	296.3

	869.8	801.7

LONG-TERM LIABILITIES
Long-term debt	1,228.9	1,207.2
Liabilities held by special purpose entities	43.3	43.3
Other long-term liabilities	425.3	432.0

	1,697.5	1,682.5

SHAREHOLDERS’ EQUITY	1,384.1	1,398.0

	$3,951.4	$3,882.2

GREIF, INC. AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

UNAUDITED

(Dollars in millions)

	Three months ended		Nine months ended
	July 31,		July 31,
	2014	2013	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$10.0	$48.8	$75.1	$116.0
Depreciation, depletion and amortization	38.8	39.5	119.8	117.9
Asset impairments	15.4	2.2	15.6	4.5
Other non-cash adjustments to net income	3.8	(1.5)	(19.5)	(2.1)
Working capital changes	(33.2)	(30.4)	(81.4)	(109.6)
Increase (decrease) in cash from changes in certain assets and liabilities and other	42.1	21.1	7.2	(8.0)

Net cash provided by operating activities	$76.9	$79.7	$116.8	$118.7

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of companies, net of cash acquired	(1.2)	—	(53.5)	—
Purchases of properties, plants, equipment and timber properties	(54.0)	(27.1)	(149.7)	(83.1)
Proceeds from the sale of properties, plants, equipment timberland and other assets	33.6	5.9	70.2	12.0
Payments on notes receivable with related party, net	0.4	2.1	1.3	2.6

Net cash used in investing activities	(21.2)	(19.1)	(131.7)	(68.5)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (payments on) debt, net	(53.8)	(23.0)	69.4	33.6
Dividends paid	(24.7)	(24.6)	(73.8)	(73.6)
Other	1.1	0.3	7.6	(2.2)

Net cash provided by (used in) financing activities	(77.4)	(47.3)	3.2	(42.2)

EFFECTS OF EXCHANGE RATES ON CASH	(0.7)	(3.8)	(1.4)	(4.6)
Net increase (decrease) in cash and cash equivalents	(22.4)	9.5	(13.1)	3.4
Cash and cash equivalents at beginning of the period	87.4	85.4	78.1	91.5

Cash and cash equivalents at end of the period	65.0	94.9	65.0	94.9

GREIF, INC. AND SUBSIDIARY COMPANIES

FINANCIAL HIGHLIGHTS BY SEGMENT

UNAUDITED

(Dollars in millions)

	Three months ended		Nine months ended
	July 31,		July 31,
	2014	2013	2014	2013
Net sales:
Rigid Industrial Packaging & Services	$827.7	$802.2	$2,324.3	$2,280.0
Paper Packaging	217.7	208.4	625.4	587.1
Flexible Products & Services	107.3	110.5	325.8	334.3
Land Management	8.4	8.6	20.7	25.8

Total net sales	$1,161.1	$1,129.7	$3,296.2	$3,227.2

Operating profit (loss):
Rigid Industrial Packaging & Services	$41.3	$61.7	$119.2	$146.4
Paper Packaging	27.9	30.7	84.4	84.1
Flexible Products & Services	(12.9)	—	(22.4)	1.4
Land Management	3.3	4.3	26.2	12.7

Total operating profit	$59.6	$96.7	$207.4	$244.6

EBITDA[6]:
Rigid Industrial Packaging & Services	$67.6	$86.3	$197.8	$221.8
Paper Packaging	35.2	38.0	107.0	107.0
Flexible Products & Services	(10.5)	2.1	(14.3)	9.3
Land Management	4.7	5.8	29.2	16.5

Total EBITDA	$97.0	$132.2	$319.7	$354.6

[6]	EBITDA is defined as net income, plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated affiliates, net of tax, plus deprecation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit (loss) by segment, which, as demonstrated in the table of Consolidated EBITDA, is another method to achieve the same result. See the reconciliations in the table of Segment EBITDA.

GREIF, INC. AND SUBSIDIARY COMPANIES

SPECIAL ITEMS BY SEGMENT

UNAUDITED

(Dollars in millions)

	Three months ended		Nine months ended
	July 31,		July 31,
	2014	2013	2014	2013
Rigid Industrial Packaging & Services
Restructuring charges	$2.7	$1.6	$5.8	$2.1
Acquisition-related costs	0.4	0.1	1.2	0.7
Debt extinguishment charges	—	—	—	0.9
Non-cash asset impairment charges	7.5	2.2	7.7	2.8

Total special Items	10.6	3.9	14.7	6.5

Paper Packaging
Debt extinguishment charges	—	—	—	0.2
Non-cash asset impairment charges	—	—	—	1.6

Total special Items	—	—	—	1.8

Flexible Products & Services
Restructuring charges	1.5	0.3	4.7	0.6
Debt extinguishment charges	—	—	—	0.2
Non-cash asset impairment charges	7.9	0.1	7.9	0.1

Total special Items	9.4	0.4	12.6	0.9

Land Management
Timberland gains	—	—	(16.9)	—

Total special Items	$—	$—	$(16.9)	$—

Total special items	$20.0	$4.3	$10.4	$9.2

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

NET WORKING CAPITAL AND NET DEBT

UNAUDITED

(Dollars in millions)

	July 31, 2014	October 31, 2013
Current assets	$1,234.6	$1,094.0
Less: current liabilities	869.8	801.7

Working capital	364.8	292.3
Less: cash and cash equivalents	65.0	78.1

Net working capital	$299.8	$214.2

Long-term debt	$1,228.9	$1,207.2
Plus: current portion of long-term debt	17.5	10.0
Plus: short-term borrowings	77.8	64.1
Less: cash and cash equivalents	65.0	78.1

Net debt	$1,259.2	$1,203.2

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

CONSOLIDATED EBITDA7

UNAUDITED

(Dollars in millions)

	Three months ended		Nine months ended
	July 31,		July 31,
	2014	2013	2014	2013
Net income	$10.0	$48.8	$75.1	$116.0
Plus: interest expense, net	20.7	19.2	61.5	63.5
Plus: income tax expense	28.2	25.9	64.2	58.7
Plus: depreciation, depletion and amortization expense	38.8	39.5	119.8	117.9
Less: equity earnings of unconsolidated affiliates, net of tax	0.7	1.2	0.9	1.5

EBITDA	$97.0	$132.2	$319.7	$354.6

Net income	$10.0	$48.8	$75.1	$116.0
Plus: interest expense, net	20.7	19.2	61.5	63.5
Plus: income tax expense	28.2	25.9	64.2	58.7
Plus: other expense, net	1.4	4.0	7.5	7.9
Less: equity earnings of unconsolidated affiliates, net of tax	0.7	1.2	0.9	1.5

Operating profit	59.6	96.7	207.4	244.6
Less: other expense, net	1.4	4.0	7.5	7.9
Plus: depreciation, depletion and amortization expense	38.8	39.5	119.8	117.9

EBITDA	$97.0	$132.2	$319.7	$354.6

[7]	EBITDA is defined as net income, plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated affiliates, net of tax, plus deprecation, depletion and amortization. As demonstrated in this table, EBITDA can also be calculated with reference to operating profit.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

SEGMENT EBITDA8

UNAUDITED

(Dollars in millions)

	Three months ended		Nine months ended
	July 31,		July 31,
	2014	2013	2014	2013
Rigid Industrial Packaging & Services
Operating profit	$41.3	$61.7	$119.2	$146.4
Less: other (income) expense, net	0.5	2.1	4.9	4.8
Plus: depreciation and amortization expense	26.8	26.7	83.5	80.2

EBITDA	$67.6	$86.3	$197.8	$221.8
Paper Packaging
Operating profit	$27.9	$30.7	$84.4	$84.1
Less: other (income) expense, net	—	—	—	(0.2)
Plus: depreciation and amortization expense	7.3	7.3	22.6	22.7

EBITDA	$35.2	$38.0	$107.0	$107.0
Flexible Products & Services
Operating profit (loss)	$(12.9)	$—	$(22.4)	$1.4
Less: other expense, net	0.9	1.9	2.6	3.3
Plus: depreciation and amortization expense	3.3	4.0	10.7	11.2

EBITDA	$(10.5)	$2.1	$(14.3)	$9.3
Land Management
Operating profit	$3.3	$4.3	$26.2	$12.7
Plus: depreciation, depletion and amortization expense	1.4	1.5	3.0	3.8

EBITDA	$4.7	$5.8	$29.2	$16.5

Consolidated EBITDA	$97.0	$132.2	$319.7	$354.6

[8]	EBITDA is defined as net income, plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated affiliates, net of tax, plus deprecation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit (loss) by segment, which, as demonstrated in the table of Consolidated EBITDA, is another method to achieve the same result.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

FREE CASH FLOW9

UNAUDITED

(Dollars in millions)

	Three months ended		Nine months ended
	April 30,		April 30,
	2014	2013	2014	2013
Net cash provided by operating activities	$76.9	$79.7	$116.8	$118.7
Less: Purchases of properties, plants, equipment and timber properties	(54.0)	(27.1)	(149.7)	(83.1)
Plus: Proceeds from sales of properties, plants, equipment, timberland and other assets	33.6	5.9	70.2	12.0

Free Cash Flows	$56.5	$58.5	$37.3	$47.6

[9]	Free cash flow is defined as net cash provided by operating activities less capital expenditures and timberland purchases plus proceeds from sales of properties, plants, equipment, businesses, timberland and other assets.

GREIF, INC. AND SUBSIDIARY COMPANIES

GEOGRAPHIC DATA

UNAUDITED

(Dollars in millions)

	Three months ended		Nine months ended
	July 31,		July 31,
	2014	2013	2014	2013
Net sales:
North America	$566.8	$535.2	$1,601.8	$1,524.6
Europe, Middle East and Africa	429.1	426.5	1,219.8	1,210.6
Asia Pacific and Latin America	165.2	168.0	474.6	492.0

Total net sales	$1,161.1	$1,129.7	$3,296.2	$3,227.2

Operating profit:
North America	$41.0	$62.7	$151.6	$160.1
Europe, Middle East and Africa	12.7	31.5	40.8	74.4
Asia Pacific and Latin America	5.9	2.5	15.0	10.1

Total operating profit	$59.6	$96.7	$207.4	$244.6

Notes:	The North America region includes businesses from Rigid Industrial Packaging & Services, Paper Packaging, Flexible Products & Services and Land Management.

The Europe, Middle East and Africa region includes businesses from Rigid Industrial Packaging & Services and Flexible Products & Services.

The Asia Pacific and Latin America region includes businesses from Rigid Industrial Packaging & Services and Flexible Products & Services.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

SEGMENT OPERATING PROFIT (LOSS) BEFORE SPECIAL ITEMS

UNAUDITED

(Dollars in millions)

	Three months ended		Nine months ended
	July 31,		July 31,
	2014	2013	2014	2013
Operating profit (loss):
Rigid Industrial Packaging & Services	$41.3	$61.7	$119.2	$146.4
Paper Packaging	27.9	30.7	84.4	84.1
Flexible Products & Services	(12.9)	—	(22.4)	1.4
Land Management	3.3	4.3	26.2	12.7

Total operating profit	59.6	96.7	207.4	244.6

Restructuring charges:
Rigid Industrial Packaging & Services	2.7	1.6	5.8	2.1
Flexible Products & Services	1.5	0.3	4.7	0.6

Total restructuring charges	4.2	1.9	10.5	2.7

Acquisition-related costs:
Rigid Industrial Packaging & Services	0.4	0.1	1.2	0.7

Total acquisition-related costs	0.4	0.1	1.2	0.7

Timberland gains:
Land Management	—	—	(16.9)	—

Total timberland gains	—	—	(16.9)	—

Non-cash asset impairment charges:
Rigid Industrial Packaging & Services	7.5	2.2	7.7	2.8
Paper Packaging	—	—	—	1.6
Flexible Products & Services	7.9	0.1	7.9	0.1

Total non-cash asset impairment charges	15.4	2.3	15.6	4.5

Operating profit (loss) before special items[10]:
Rigid Industrial Packaging & Services	51.9	65.6	133.9	152.0
Paper Packaging	27.9	30.7	84.4	85.7
Flexible Products & Services	(3.5)	0.4	(9.8)	2.1
Land Management	3.3	4.3	9.3	12.7

Total operating profit before special items	$79.6	$101.0	$217.8	$252.5

[10]	Operating profit (loss) before special items is defined as operating profit (loss) plus restructuring charges plus acquisition-related costs plus non-cash impairment charges less timberland gains.

GREIF, INC. AND SUBSIDIARY COMPANIES

GAAP TO NON-GAAP RECONCILIATION

SEGMENT EBITDA BEFORE SPECIAL ITEMS

UNAUDITED

(Dollars in millions)

	Three months ended		Nine months ended
	July 31,		July 31,
	2014	2013	2014	2013
EBITDA[11]:
Rigid Industrial Packaging & Services	$67.6	$86.3	$197.8	$221.8
Paper Packaging	35.2	38.0	107.0	107.0
Flexible Products & Services	(10.5)	2.1	(14.3)	9.3
Land Management	4.7	5.8	29.2	16.5

Total EBITDA	97.0	132.2	319.7	354.6

Restructuring charges:
Rigid Industrial Packaging & Services	2.7	1.6	5.8	2.1
Flexible Products & Services	1.5	0.3	4.7	0.6

Total restructuring charges	4.2	1.9	10.5	2.7

Acquisition-related costs:
Rigid Industrial Packaging & Services	0.4	0.1	1.2	0.7

Total acquisition-related costs	0.4	0.1	1.2	0.7

Timberland gains:
Land Management	—	—	(16.9)	—

Total timberland gains	—	—	(16.9)	—

Non-cash asset impairment charges:
Rigid Industrial Packaging & Services	7.5	2.2	7.7	2.8
Paper Packaging	—	—	—	1.6
Flexible Products & Services	7.9	0.1	7.9	0.1

Total non-cash asset impairment charges	15.4	2.3	15.6	4.5

EBITDA before special items[12]:
Rigid Industrial Packaging & Services	78.2	90.2	212.5	227.4
Paper Packaging	35.2	38.0	107.0	108.6
Flexible Products & Services	(1.1)	2.5	(1.7)	10.0
Land Management	4.7	5.8	12.3	16.5

Total EBITDA before special items	$117.0	$136.5	$330.1	$362.5

[11]	EBITDA is defined as net income, plus interest expense, net, plus income tax expense, less equity earnings of unconsolidated affiliates, net of tax, plus deprecation, depletion and amortization. However, because the company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit (loss) by segment, which, as demonstrated in the table of Consolidated EBITDA, is another method to achieve the same result. See the reconciliations in the table of Segment EBITDA.
[12]	EBITDA before special items is defined as EBITDA plus restructuring charges plus acquisition-related costs less timberlands.